UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 27, 2005

                            MDU Resources Group, Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                  1-3480                 41-0423660
 (State or other jurisdiction of     (Commission           (I.R.S. Employer
          incorporation)             File Number)         Identification No.)

                               Schuchart Building
                             918 East Divide Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of principal executive offices)
                                   (Zip Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2005, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") approved changes to the compensation for Terry D. Hildestad, who was appointed President and Chief Operating Officer of the Company effective May 1, 2005. Mr. Hildestad will receive a 28.4% increase in base salary (from $370,000 to $475,000) and an incentive award opportunity under the 1997 Executive Long-Term Incentive Plan (the "LITP"), both effective May 1, 2005. The performance period for the incentive award is May 1, 2005 through December 31, 2005. The performance goals are (i) budgeted earnings per share achieved (weighted 75%) and (ii) budgeted return on invested capital achieved (weighted 25%) for the performance period. Achievement of budgeted levels of earnings per share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 114% would result in a payment of 200% of the target amount. Mr. Hildestad's award opportunity is targeted at 75% of his new base salary prorated to reflect the eight month performance period. Mr. Hildestad's award opportunity is set forth in Exhibit 10.1 hereto, which is incorporated herein by reference. Because of his new award opportunity, Mr. Hildestad's existing annual award under the Knife River Corporation Executive Incentive Plan will be prorated to reflect the four months he served as President and Chief Executive Officer of Knife River Corporation. Mr. Hildestad will also receive, effective January 1, 2006, a new long-term incentive award opportunity with the target amount increased from 90% to 105% of his 2006 base salary. The Committee will establish the performance goals for this award when it establishes the long-term award opportunities for the other executive officers for 2006. In addition, Mr. Hildestad's participation level under the Supplemental Income Security Plan ("SISP") will increase from level 66 to level 68, effective January 1, 2006.

The Committee also made the following compensation determinations for Warren L. Robinson. Mr. Robinson, Executive Vice President and Chief Financial Officer, will receive a 14.86% increase in base salary ($370,000 to $425,000) and an additional short term incentive award opportunity under the LTIP, both effective June 1, 2005. The performance period for the incentive award is June 1, 2005 through December 31, 2005. The performance goals are (i) budgeted earnings per share achieved (weighted 75%) and (ii) budgeted return on invested capital achieved (weighted 25%) for the performance period. Achievement of budgeted levels of earnings per share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 114% would result in a payment of 200% of the target amount. Mr. Robinson's award opportunity is targeted at 47.48% of his new base salary prorated to reflect the seven month performance period. Mr. Robinson's award opportunity is set forth in Exhibit 10.1 hereto, which is incorporated herein by reference. Mr. Robinson will also receive, effective January 1, 2006, a new annual incentive award opportunity with the target amount increased from 50% to 75% of his 2006 base salary. The Committee will establish the performance goals for this award when it establishes the annual award opportunities for the other executive officers for 2006. In addition, effective January 1, 2006, Mr. Robinson's participation level under the SISP will increase from level 66 to level 67. Mr. Robinson will also be eligible to receive the replacement retirement benefit calculated to reflect no reduction for early retirement on the date he retires.


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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

Exhibit Number              Description of Exhibit

10.1                        MDU Resources Group, Inc. Award Opportunity Chart



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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 3, 2005

                                    MDU Resources Group, Inc.

                                    By:     /s/  Vernon A. Raile
                                          -------------------------------
                                           Vernon A. Raile
                                           Senior Vice President
                                           and Chief Accounting Officer







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                                  EXHIBIT INDEX

Exhibit Number             Description of Exhibit

10.1                       MDU Resources Group, Inc. Award Opportunity Chart


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